UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

June 14, 2024
Date of Report (Date of earliest event reported)

Fortrea Holdings Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-41704	92-2796441
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8 Moore Drive	Durham,	North Carolina	27709
(Address of principal executive offices)			(Zip Code)

(Registrant’s telephone number including area code) 877-495-0816
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act.
Title of Each Class         Trading Symbol Name of exchange on which registered
Common Stock, $0.001 par value FTRE The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

On June 14, 2024, Fortrea Holdings Inc. (the “Company”), using proceeds received from the previously announced divestiture of its Fortrea Patient Access and Endpoint businesses completed on June 3, 2024, repaid $129.0 million of its senior indebtedness under its term loan facilities (“Term Loans”). On June 18, 2024, the Company repaid an additional $146.0 million under the Term Loans. As a result, the Company has reduced its outstanding debt balance by an aggregate principal amount of approximately $275.0 million.
On June 20, 2024, the Company’s special purpose entity, Fortrea Receivables LLC, under its previously announced receivables securitization program, sold certain receivables and received proceeds of $300 million. The Company intends to apply up to $200 million of such proceeds to further reduce the Term Loans prior to the end of the second quarter of 2024. Following this expected repayment, the Company estimates it will have $1,142 million of debt, consisting of $570 million of senior notes and $572 million of Term Loans as of June 30, 2024. The Company intends to fully utilize the receivables securitization program at approximately the $300 million level for the foreseeable future.
Pursuant to General Instruction B.2 of Current Report on Form 8-K, the information contained in, or incorporated into, Item 7.01 is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any registration statement or other filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference to such filing. The furnishing of such information is not intended to constitute a representation that such furnishing is required by Regulation FD or that such information includes material investor information that is not otherwise publicly available.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report contains “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act, including without limitation, the Company’s intention to further repay amounts under the Term Loan prior to the end of the second quarter and to fully utilize the receivables securitization program for the foreseeable future. In this context, forward-looking statements often address expected future business and financial performance and financial condition, and often contain words such as “guidance,” “expect,” “assume,” “anticipate,” “intend,” “plan,” “forecast,” “believe,” “seek,” “see,” “will,” “would,” “target,” similar expressions, and variations or negatives of these words that are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Actual results may differ materially from the Company’s expectations due to a number of factors, including, but not limited to, the timing and amount of debt repayment actually made, the Company’s actual use of the receivables securitization program and timing thereof, and the factors described from time to time in documents that the Company files with the Securities and Exchange Commission (“SEC”). For a further discussion of the risks relating to the Company’s business, see the “Risk Factors” Section of the Company’s Annual Report on Form 10-K as filed with the SEC, as such factors may be amended or updated from time to time in the Company’s subsequent periodic and other filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included or incorporated by reference in this report and in the Company’s filings with the SEC. Comparisons of results for current and any prior periods are not intended to provide any indications of future performance, unless expressed as such, and should only be viewed as historical data. All forward-looking statements are made only as of the date of this report and the Company does not undertake any obligation, other than as may be required by law, to update or revise any forward-looking statements to reflect future events or developments.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fortrea Holdings Inc.

By:	/s/ Jill McConnell
Name: Jill McConnell
Title: Chief Financial Officer

Date: June 20, 2024